Exhibit 10.40

THIRD AMENDMENT TO SALE, PURCHASE AND ESCROW AGREEMENT (PROPERTY POOL A)

This Third Amendment to Sale, Purchase and Escrow Agreement (Property Pool A) (this “Third Amendment”) is made and entered into as of November 29, 2010, by and among GRE Glendale LLC, a Delaware limited liability company (“Glendale Seller”), GRE Empire Towers LP, a Delaware limited partnership (“Empire Towers Seller”), GRE Cornerstone LLC, a Delaware limited liability company (“Cornerstone Seller”), GRE Kearny Mesa LP, a Delaware limited partnership (“Mesa Seller”), GRE Rio Vista LP, a Delaware limited partnership (“Rio Vista Seller”), GRE Walnut Creek LLC, a Delaware limited liability company (“Walnut Creek Seller” and with Glendale Seller, Empire Towers Seller, Cornerstone Seller, Mesa Seller, and Rio Vista Seller, each individually a “Seller” and, collectively, “Sellers”), and Pacific Office Properties, L.P., a Delaware limited partnership (“Purchaser”).

RECITALS:

A. Sellers and Pacific Office Management, Inc., a Delaware corporation (“Original Purchaser”) entered into that certain Sale, Purchase and Escrow Agreement (Property Pool A) dated as of August 12, 2010 (the “Original Agreement”), as amended by (i) that certain First Amendment to Sale, Purchase and Escrow Agreement (Property Pool A) dated as of August 30, 2010 (the “First Amendment”), by and among Sellers and Original Purchaser, and (ii) that certain Second Amendment to Sale, Purchase and Escrow Agreement (Property Pool A) dated as of October 22, 2010 (the “Second Amendment”), by and among Sellers and Purchaser (the Original Agreement, as so amended, is referred to herein as the “Agreement”) respecting the purchase and sale of “Property Pool A” (as more particularly described in the Agreement). All initial capitalized terms used herein but not herein defined shall have the meaning ascribed to such terms in the Agreement. Purchaser has received an assignment of the interest of “Purchaser” under the Agreement pursuant to that certain Assumption and Assumption Agreement dated as of September 2, 2010, by and between Original Purchaser and Purchaser.

B. Seller and Purchaser now desire to enter into this Third Amendment to provide for certain modifications to the Agreement, as more particularly set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Sellers agree as follows:

1. Within three (3) business days following the full execution and delivery of this Third Amendment by Sellers and Purchaser, Purchaser shall deposit into the escrow with Escrow Agent by bank wire of immediately available funds the sum of Five Hundred Seventy Thousand Dollars ($570,000.00) (the “Third Deposit”). The Third Deposit shall be included within the meaning of “Deposit” and shall be applied to the Purchase Price at Closing.

2. On the date that is three (3) business days following the full execution and delivery of this Third Amendment by Sellers and Purchaser, the Escrow Agent shall release from the Deposit then held in escrow to Sellers by bank wire of immediately available funds the sum of Two Million Two Hundred Eighty Thousand Dollars ($2,280,000.00) (the “Released Funds”), which Released Funds shall be non-refundable to Purchaser unless the Closing fails to occur for a reason other than a default by Purchaser, and shall be applied to the Purchase Price at Closing.

3. If, and only if, the Closing occurs, then upon the Closing, in addition to payment of the Purchase Price, Purchaser shall reimburse to Sellers a portion of the Closing costs otherwise payable by Sellers pursuant to the Agreement (as hereby amended), including, without limitation, fees due to the Adviser, equal to Eight Hundred Fifty-Five Thousand Dollars ($855,000.00), by bank wire of immediately available funds.

4. The Final Closing Date is hereby modified to be January 18, 2011, and shall not be subject to further extension except that Purchaser shall have the right to further extend the Final Closing Date to January 21, 2011, by (i) written notice thereof delivered to Sellers and Escrow Agent by not later than January 14, 2011, and (ii) deposit into the escrow with Escrow Agent by no later than January 18,2011, by bankwire of immediately available funds, the sum of One Hundred Forty-Two Thousand Five Hundred Dollars ($142,500.00) (the “Fourth Deposit”).

which Fourth Deposit shall be included within the meaning of “Deposit” for purposes of the Agreement (as hereby amended) and shall be applied to the Purchase Price at Closing.

5, The provisions of the Second Amendment as to Purchaser making a Second Purchaser Extension Payment shall not be of any further force or effect.

6, This Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall be deemed to constitute one and the same instrument.

7, Except as specifically amended by this Third Amendment, the Agreement shall continue in full force and effect. In the event of any conflict between the provisions of the Agreement and the provisions of this Third Amendment, the provisions of this Third Amendment shall prevail.

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IN WITNESS WHEREOF, Sellers and Purchaser have entered into this Third Amendment as of the date first written above.

PURCHASER:

PACIFIC OFFICE PROPERTIES, L.P., a Delaware limited partnership

By:	PACIFIC OFFICE PROPERTIES TRUST, INC., a Maryland corporation, its General Partner

	By:	/s/ Matthew J. Root
Matthew J. Root, CIO
(Print Name and Title)

SELLER:

GRE GLENDALE LLC, a Delaware limited liability company

By:	Guggenheim Plus Leveraged LLC, a Delaware limited liability company Its Managing Member

	By:	/s/ Joseph P. Mahoney
	Name:	Joseph P. Mahoney
	Its:	Authorized Signatory

GRE EMPIRE TOWERS, LP, a Delaware limited partnership

By:	GRE Empire Towers GP LLC, a Delaware limited liability company Its General Partner

	By:	/s/ Joseph P. Mahoney
	Name:	Joseph P. Mahoney
	Its:	Authorized Signatory

GRE CORNERSTONE LLC, a Delaware limited liability company

By:	Guggenheim Plus Leveraged LLC, a Delaware limited liability company, Its Managing Member

	By:	/s/ Joseph P. Mahoney
	Name:	Joseph P. Mahoney
	Its:	Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PRECEDING PAGE]

GRE KEARNY MESA, LP, a Delaware limited partnership

By:	GRE Kearny Mesa GP LLC, a Delaware limited liability company Its General Partner

	By:	Guggenheim Plus Leveraged, LLC, a Delaware limited liability company, Its Managing Member

		By:	/s/ Joseph P. Mahoney
		Name:	Joseph P. Mahoney
		Its:	Authorized Signatory

GRE RIO VISTA, LP, a Delaware limited partnership

By:	GRE Rio Vista GP LLC, a Delaware limited liability company Its General Partner

	By:	Guggenheim Plus Leveraged, LLC, a Delaware limited liability company Its Managing Member

		By:	/s/ Joseph P. Mahoney
		Name:	Joseph P. Mahoney
		Its:	Authorized Signatory

GRE WALNUT CREEK LLC, a Delaware limited liability company

By:	Guggenheim Plus Leveraged LLC, a Delaware limited liability company, Its Managing Member

`	By:	/s/ Joseph P. Mahoney
	Name:	Joseph P. Mahoney
	Its:	Authorized Signatory

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